Ascent Solar Regains Compliance with NASDAQ Minimum Bid Price Rule
THORNTON, Colo.--(BUSINESS WIRE)-- Ascent Solar Technologies, Inc. (NASDAQ: ASTI), a developer and manufacturer of state-of-the-art, flexible thin-film photovoltaic modules integrated into the company's EnerPlex™ series of consumer products, announced today that it has received notification from the Listing Qualifications Department of The Nasdaq Stock Market ("Nasdaq") that it has regained compliance with Nasdaq Listing Rule 5550(a)(2), the minimum bid price requirement for continued listing on The Nasdaq Capital Market.
As previously announced, Ascent had been notified by Nasdaq in September 2013 that its common stock did not satisfy the minimum bid price requirement. On September 11, 2014, Nasdaq provided confirmation to Ascent that the closing bid price of its common stock for the prior 10 business days had met the minimum bid price requirement and advised Ascent that this matter is now closed.
About Ascent Solar Technologies, Inc.:
Ascent Solar Technologies, Inc. is a developer of thin-film photovoltaic modules with substrate materials that are more flexible, versatile and rugged than traditional solar panels. Ascent Solar modules can be directly integrated into consumer products and off-grid applications, as well as aerospace and building integrated applications. Ascent Solar is headquartered in Thornton, Colorado. For more information, go to www.goenerplex.com or www.ascentsolar.com.
Forward-Looking Statements:
Statements in this press release that are not statements of historical or current fact constitute "forward-looking statements." Such forward-looking statements involve known and unknown risks, uncertainties and other unknown factors that could cause the Company's actual results to be materially different from any historical results or from any future results expressed or implied by such forward-looking statements. In addition to statements that explicitly describe these risks and uncertainties, readers are urged to consider statements that contain terms such as "believe," "expect," "intend," "anticipate," "plan," and other words and terms of similar meaning to be uncertain and forward-looking. The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described from time to time in the Company's filings with the SEC. The Company disclaims any intention or obligation to update or revise any financial or other projections or other forward-looking statements, whether because of new information, future events or otherwise.
Ascent Solar Technologies, Inc.
Investor Relations Contact:
CleanTech IR
Brion D. Tanous, 310-541-6824
Mobile: 424-634-8592
btanous@cleantech-ir.com or
Ascent Solar Technologies, Inc.
Justin R. Jacobs, 1-720-872-5194
jjacobs@ascentsolar.com
Source: Ascent Solar Technologies, Inc.